UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2007

ALLIANCE IMAGING, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16609	33-0239910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 S. State College Blvd., Suite 600, Anaheim, California 92806

(Address of principal executive offices, including zip code)

714-688-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e):  Compensatory Arrangements of Certain Officers.

On December 14, 2007, the Board of Directors of Alliance Imaging, Inc. (the “Company”) approved the amendment and restatement of the 1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries (the “1999 Equity Plan”).  The amendments permit awards under the 1999 Equity Plan to be made to non-employee directors.  With respect to these awards, the 1999 Equity Plan must be administered by the full Board of Directors, acting by a majority of members in office.  The amendments also extend the term of the 1999 Equity Plan through December 2017, and remove a redundant definition that includes a reference to KKR, our former controlling stockholder.

The above description is qualified in its entirety by the full text of the amended and restated 1999 Equity Plan, which is included as Exhibit 10.1 hereto and incorporated herein by reference.  The Company intends to submit the amended and restated 1999 Equity Plan for approval of the Company’s stockholders at the Company’s 2008 annual meeting of stockholders.  Awards may be granted under the amended and restated 1999 Equity Plan prior to stockholder approval.  However, awards granted to non-employee directors will not be exercisable or vest, and the restrictions on them will not lapse, prior to the time when the amended and restated 1999 Equity Plan is approved by the Company’s stockholders.  If stockholder approval has not been obtained by December 14, 2008, all awards previously granted to non-employee directors under the amended and restated 1999 Equity Plan will be canceled and become null and void.

Item 5.03(a):  Amendments to Articles of Incorporation or Bylaws.

On December 14, 2007, the Board of Directors of the Company approved the following amendments to the Company’s Bylaws:

•      Section 3.5 - an amendment to the notice provisions relating to meetings of the Board of Directors to facilitate the giving of notice by electronic transmission;

•      Section 5.1 - an amendment to the provisions governing stock certificates to enable the Board of Directors to create uncertificated shares, as required by a new rule of the New York Stock Exchange that becomes effective on January 1, 2008; and

•      Section 7.4 – an amendment relating to waivers of notice by any stockholder or director to provide that waivers may be by electronic transmission.

The amendments became effective upon approval by the Board.  The above description is qualified in its entirety by the full text of the amended and restated provisions, which are included as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01:  Other Events.

On December 14, 2007, the Board of Directors of the Company also approved a form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement (Directors) (the “RSU Agreement”), pursuant to the 1999 Equity Plan.  The RSU Agreement provides for 100% vesting of the restricted stock units on the first anniversary of the vesting commencement date, subject to the award recipient’s continued service with the Company or its subsidiaries through such date.  The RSU Agreement will only be available for awards to non-employee directors.  The above description is qualified in its entirety by the full text of the RSU Agreement, which is included as Exhibit 10.2 hereto and incorporated herein by reference.

On December 14, 2007, the Board of Directors of the Company approved the amendment and restatement of the Alliance Imaging, Inc. Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”).  The amendments are intended to ensure that the Deferred Compensation Plan complies with Section 409A of the Internal Revenue Code so as to avoid the imposition of penalty taxes on director fees that are deferred under the Deferred Compensation Plan.  The amendments also eliminate references to KKR and remove certain historical provisions that are no longer relevant.  The amendments are effective December 14, 2007.

The above description is qualified in its entirety by the full text of the amended and restated Deferred Compensation Plan, which is included as Exhibit 10.3 hereto and incorporated herein by reference.

Item 9.01:  Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits

The following exhibits are furnished, not filed, with this Form 8-K:

	3.1	Certain amended and restated provisions of the Company’s Bylaws.

	10.1	1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries, as amended and restated December 14, 2007.

	10.2	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement (Directors).

	10.3	Alliance Imaging, Inc. Directors’ Deferred Compensation Plan, as amended and restated effective December 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 20, 2007

/s/ Eli H. Glovinksy
		Name:	Eli H. Glovinsky
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

3.1	Certain amended and restated provisions of the Company’s Bylaws

10.1	1999 Equity Plan for Employees of Alliance Imaging, Inc. and Subsidiaries, as amended and restated December 14, 2007

10.2	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement (Directors)

10.3	Alliance Imaging, Inc. Directors’ Deferred Compensation Plan, as amended and restated effective December 14, 2007